Exhibit 99.1

Marvell Technology, Inc. Reports First Quarter of Fiscal Year 2023
Financial Results

•Q1 Net Revenue: $1.447 billion, grew by 74% year-on-year
•Q1 Gross Margin: 51.9% GAAP gross margin; 65.5% non-GAAP gross margin
•Q1 Diluted income (loss) per share: $(0.20) GAAP diluted loss per share; $0.52 non-GAAP diluted income per share

Santa Clara, Calif. (May 26, 2022) - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the first quarter of fiscal year 2023.

Net revenue for the first quarter of fiscal 2023 was $1.447 billion, which exceeded the midpoint of the Company’s guidance provided on March 3, 2022. GAAP net loss for the first quarter of fiscal 2023 was $(166) million, or $(0.20) per diluted share. Non-GAAP net income for the first quarter of fiscal 2023 was $448 million, or $0.52 per diluted share. Cash flow from operations for the first quarter was $194.8 million.

“We had a strong start to fiscal 2023, delivering record first quarter revenue of $1.45 billion, which grew 8 percent sequentially and 74 percent year over year. Revenue exceeded the midpoint of guidance, driven by higher-than-forecasted results from the datacenter end market. Our new product ramps and growth in content have been instrumental in driving strong revenue growth,” said Matt Murphy, Marvell’s President and CEO. “We are guiding for growth to continue in the second quarter, projecting revenue at the midpoint to grow 5 percent sequentially and 41 percent year over year. With 88 percent of our overall revenue derived from data infrastructure, we are confident that our unique secular growth drivers in cloud, 5G, and auto, will continue to help drive sustainable long-term growth.”

Second Quarter of Fiscal 2023 Financial Outlook

•Net revenue is expected to be $1.515 billion +/- 3%.
•GAAP gross margin is expected to be 49.6% to 51.9%.
•Non-GAAP gross margin is expected to be 65.0% to 65.5%.
•GAAP operating expenses are expected to be approximately $669 million.
•Non-GAAP operating expenses are expected to be approximately $435 million.
•Basic weighted average shares outstanding are expected to be 853 million.
•Diluted weighted average shares outstanding are expected to be 862 million.
•GAAP diluted income per share is expected to be $0.06 +/- $0.04 per share.
•Non-GAAP diluted income per share is expected to be $0.56 +/- $0.03 per share.

GAAP diluted EPS is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted EPS is calculated using diluted weighted average shares outstanding.

Conference Call

Marvell will conduct a conference call on Thursday, May 26, 2022 at 1:45 p.m. Pacific Time to discuss results for the first quarter of fiscal 2023. Interested parties may join the conference call by dialing 1-888-317-6003 or 1-412-317-6061, passcode 0732684. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/. A replay of the call can be accessed by dialing 1-877-344-7529 or 1-412-317-0088, passcode 1605605 until Thursday, June 2, 2022.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of the inventory fair value adjustment associated with acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell’s estimated annual GAAP income tax forecast, adjusted to account for items excluded from Marvell’s non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency, and excludes tax deductions and benefits from acquired tax loss and credit carryforwards and changes in valuation allowance on acquired deferred tax assets. Marvell’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; acquisitions; significant changes in Marvell’s geographic mix of revenue and expenses; or changes to Marvell’s corporate structure. For the first quarter of fiscal 2023, a non-GAAP tax rate of 6.0% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: our ability to retain and hire key personnel; risks related to the rapid growth of the Company; risks related to changes in general economic conditions such as economic slowdowns, recessions, inflation, and stagflation; risks related to the impact of the COVID-19 pandemic which have impacted, and may continue to impact our business and operations, the transportation and manufacturing of our products, and the operations of our customers, distributors, vendors, suppliers, and partners; the impact of COVID-19, or other future pandemics, on the U.S. and global economies; disruptions caused by COVID-19, including as a result of restrictions that may be imposed by us or third parties, resulting in worker absenteeism, turnover, quarantines and restrictions on our employees' ability to work, innovate, collaborate, and travel; the effects that the current credit and market conditions caused by, or resulting from, COVID-19 could have on the liquidity and financial condition of us and our customers and suppliers, including any impact on the ability to meet contractual obligations; supply chain disruptions or component shortages that may impact the production of our products including our kitting process or may impact the price of components which in turn may impact our margins on any impacted products and any constrained availability from other electronic suppliers impacting our customers' ability to ship their products, which in turn may adversely impact our sales to those customers; our reliance on our manufacturing partners for the manufacture, assembly and testing of our products; risks related to the ASIC business model which requires us to use third-party IP including the risk that we may lose business or experience reputational harm if third parties, including customers, lose confidence in our ability to protect their IP rights; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, regulations, and tariffs, including but not limited to, restrictions imposed on our Chinese customers; the risks associated with manufacturing and selling products and customers' products outside of the United States; our ability to define, design and develop products for the Cloud and 5G markets; our ability to secure design wins from our customers and prospective customers; our ability to market our 5G products to Tier 1 infrastructure customers; our ability to complete and realize the anticipated benefits of any acquisitions, divestitures and investments; cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; our ability to estimate customer demand and future sales accurately; decreases in gross margin and results of operations in the future due to a number of factors, including increasing interest rates and volatility in foreign exchange rates; severe financial hardship or bankruptcy of one or more of our major customers; our ability to realize the expected benefits from restructuring activities; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where we operate and the loss of any beneficial tax treatment that we currently enjoy; our ability to limit costs related to defective products; the risk of downturns in the semiconductor industry; risks related to our debt obligations; the outcome of pending or future litigation and legal and regulatory proceedings; risk related to our ESG program; our dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; our ability and the ability of our customers to successfully compete in the markets in which we serve; our ability and our customers' ability to develop new and enhanced products and the adoption of those products in the market; our ability to accurately categorize our products by end markets; our ability to scale our operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry; our ability to protect our intellectual property; our maintenance of an effective system of internal controls; and other risks detailed in our SEC filings from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended
	April 30, 2022	January 29, 2022	May 1, 2021
Net revenue	$1,446.9	$1,343.0	$832.3
Cost of goods sold	696.0	656.6	414.1
Gross profit	750.9	686.4	418.2

Operating expenses:
Research and development	444.1	399.2	286.1
Selling, general and administrative	235.7	251.2	201.5
Restructuring related charges	1.3	1.3	12.9
Total operating expenses	681.1	651.7	500.5
Operating income (loss)	69.8	34.7	(82.3)
Interest income	0.5	0.2	0.2
Interest expense	(36.3)	(35.0)	(35.1)
Other income, net	5.2	2.2	1.2
Interest and other income (loss), net	(30.6)	(32.6)	(33.7)
Income (loss) before income taxes	39.2	2.1	(116.0)
Provision (benefit) for income taxes	204.9	(4.1)	(27.8)
Net income (loss)	$(165.7)	$6.2	$(88.2)

Net income (loss) per share — basic:	$(0.20)	$0.01	$(0.13)

Net income (loss) per share — diluted:	$(0.20)	$0.01	$(0.13)

Weighted average shares:
Basic	848.0	844.4	693.4
Diluted	848.0	862.1	693.4

Marvell Technology, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	April 30, 2022	January 29, 2022
Assets
Current assets:
Cash and cash equivalents	$465.0	$613.5
Accounts receivable, net	1,191.1	1,048.6
Inventories	835.5	720.3
Prepaid expenses and other current assets	107.3	111.0
Total current assets	2,598.9	2,493.4
Property and equipment, net	502.2	462.8
Goodwill	11,539.0	11,511.1
Acquired intangible assets, net	5,888.1	6,153.4
Deferred tax assets	331.8	493.5
Other non-current assets	1,178.7	994.4
Total assets	$22,038.7	$22,108.6

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$553.1	$461.5
Accrued liabilities	735.0	622.6
Accrued employee compensation	191.9	241.3
Short-term debt	74.1	63.2
Total current liabilities	1,554.1	1,388.6
Long-term debt	4,465.3	4,484.8
Other non-current liabilities	554.3	533.1
Total liabilities	6,573.7	6,406.5

Stockholders’ equity:
Common stock	1.7	1.7
Additional paid-in capital	14,188.5	14,209.0
Retained earnings	1,274.8	1,491.4
Total stockholders’ equity	15,465.0	15,702.1
Total liabilities and stockholders’ equity	$22,038.7	$22,108.6

Marvell Technology, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended
	April 30, 2022	May 1, 2021
Cash flows from operating activities:
Net loss	$(165.7)	$(88.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	75.7	51.8
Stock-based compensation	131.1	92.7
Amortization of acquired intangible assets	272.5	128.6
Amortization of inventory fair value adjustment associated with acquisitions	9.3	13.7
Other expense, net	6.7	31.4
Deferred income taxes	165.0	(22.6)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(139.5)	(58.0)
Inventories	(125.8)	(13.2)
Prepaid expenses and other assets	(142.9)	4.4
Accounts payable	61.4	(51.6)
Accrued liabilities and other non-current liabilities	97.0	(47.0)
Accrued employee compensation	(50.0)	(55.7)
Net cash provided by (used in) operating activities	194.8	(13.7)
Cash flows from investing activities:
Purchases of technology licenses	(1.6)	(3.4)
Purchases of property and equipment	(36.9)	(21.4)
Acquisitions, net of cash acquired	(44.0)	(3,600.2)
Other, net	0.1	0.4
Net cash used in investing activities	(82.4)	(3,624.6)
Cash flows from financing activities:
Repurchases of common stock	(15.0)	—
Proceeds from employee stock plans	2.5	0.5
Tax withholding paid on behalf of employees for net share settlement	(137.6)	(73.2)
Dividend payments to stockholders	(50.9)	(40.6)
Payments on technology license obligations	(49.0)	(44.1)
Proceeds from issuance of debt	—	3,731.1
Principal payments of debt	(10.9)	(200.0)
Payment for repurchases and settlement of convertible notes	—	(71.1)
Proceeds from capped calls	—	111.2
Payment of equity and debt financing costs	—	(1.5)
Net cash provided by (used in) financing activities	(260.9)	3,412.3
Net decrease in cash and cash equivalents	(148.5)	(226.0)
Cash and cash equivalents at beginning of period	613.5	748.5
Cash and cash equivalents at end of period	$465.0	$522.5

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended
	April 30, 2022	January 29, 2022	May 1, 2021
GAAP gross profit:	$750.9	$686.4	$418.2
Special items:
Stock-based compensation	12.4	9.2	9.8
Amortization of acquired intangible assets	174.4	178.7	93.8
Other cost of goods sold (a)	9.3	2.5	13.7
Total special items	196.1	190.4	117.3
Non-GAAP gross profit	$947.0	$876.8	$535.5

GAAP gross margin	51.9%	51.1%	50.2%
Non-GAAP gross margin	65.5%	65.3%	64.3%

Total GAAP operating expenses	$681.1	$651.7	$500.5
Special items:
Stock-based compensation	(118.7)	(125.6)	(99.8)
Restructuring related charges (b)	(1.3)	(1.3)	(12.9)
Amortization of acquired intangible assets	(98.1)	(116.1)	(34.8)
Other operating expenses (c)	(27.7)	(18.9)	(46.7)
Total special items	(245.8)	(261.9)	(194.2)
Total non-GAAP operating expenses	$435.3	$389.8	$306.3

GAAP operating margin	4.8%	2.6%	(9.9)%
Other cost of goods sold (a)	0.6%	0.2%	1.6%
Stock-based compensation	9.1%	10.0%	13.2%
Restructuring related charges (b)	0.1%	0.1%	1.5%
Amortization of acquired intangible assets	18.8%	22.0%	15.5%
Other operating expenses (c)	2.0%	1.4%	5.6%
Non-GAAP operating margin	35.4%	36.3%	27.5%

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended
	April 30, 2022	January 29, 2022	May 1, 2021
GAAP interest and other income (loss), net	$(30.6)	$(32.6)	$(33.7)
Special items:
Debt issuance related costs and other (d)	(4.1)	(3.1)	16.9
Total special items	(4.1)	(3.1)	16.9
Total non-GAAP interest and other income (loss), net	$(34.7)	$(35.7)	$(16.8)

GAAP net income (loss)	$(165.7)	$6.2	$(88.2)
Special items:
Other cost of goods sold (a)	9.3	2.5	13.7
Stock-based compensation	131.1	134.8	109.6
Restructuring related charges (b)	1.3	1.3	12.9
Other operating expenses (c)	27.7	18.9	46.7
Amortization of acquired intangible assets	272.5	294.8	128.6
Debt issuance related costs and other (d)	(4.1)	(3.1)	16.9
Pre-tax total special items	437.8	449.2	328.4
Other income tax effects and adjustments (e)	176.3	(26.7)	(38.4)
Non-GAAP net income	$448.4	$428.7	$201.8

GAAP weighted average shares — basic	848.0	844.4	693.4
GAAP weighted average shares — diluted	848.0	862.1	693.4
Non-GAAP weighted average shares — diluted (f)	861.4	862.1	707.5

GAAP diluted net income (loss) per share	$(0.20)	$0.01	$(0.13)
Non-GAAP diluted net income per share	$0.52	$0.50	$0.29

(a)	Other cost of goods sold includes amortization of acquired inventory fair value adjustments.

(b)	Restructuring and other related items include asset impairment charges, employee severance costs. facilities related charges, and other.

(c)	Other operating expenses include acquisition related costs and costs related to intellectual property disputes.

(d)	Debt issuance related costs and other includes the partial term loan repayment and bridge financing, and gains or losses on investments.

(e)
Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 6.0% for the three months ended April 30, 2022. Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 5.0% for the three months ended January 29, 2022 and the three months ended May 1, 2021.

(f)	Non-GAAP diluted weighted average shares differs from GAAP diluted weighted average shares due to the non-GAAP net income reported.

Marvell Technology, Inc.
Outlook for the Second Quarter of Fiscal Year 2023
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended July 30, 2022
GAAP net revenue	$1,515 +/- 3%
Special items:	—
Non-GAAP net revenue	$1,515 +/- 3%

GAAP gross margin	49.6% - 51.9%
Special items:
Stock-based compensation	0.7%
Amortization of acquired intangible assets	12.2%
Other costs of goods sold	1.6%
Non-GAAP gross margin	65.0% ~ 65.5%

Total GAAP operating expenses	~ $669
Special items:
Stock-based compensation	138
Amortization of acquired intangible assets	88
Restructuring related charges	2
Other operating expenses	6
Total non-GAAP operating expenses	~ $435

GAAP diluted net income per share	$0.06 +/- $0.04
Special items:
Stock-based compensation	0.17
Amortization of acquired intangible assets	0.32
Other cost of goods sold	0.03
Other operating expenses	0.01
Other income tax effects and adjustments	(0.03)
Non-GAAP diluted net income per share	$0.56 +/- $0.03

Quarterly Revenue Trend (Unaudited)

Our product solutions serve five large end markets where our technology is essential: (i) data center, (ii) carrier infrastructure, (iii) enterprise networking, (iv) consumer, and (v) automotive/industrial. These markets and their corresponding customer products and applications are noted in the table below:

End market	Customer products and applications
Data center
•Cloud and on-premise Artificial intelligence (AI) systems
•Cloud and on-premise ethernet switching
•Cloud and on-premise network-attached storage (NAS)
•Cloud and on-premise servers
•Cloud and on-premise storage area networks
•Cloud and on-premise storage systems
•Data center interconnect (DCI)

Carrier infrastructure	•Digital Subscriber Line Access Multiplexers (DSLAMs) •Ethernet switches •Optical transport systems •Routers •Wireless radio access network (RAN) systems
Enterprise networking
•Campus and small medium enterprise routers
•Campus and small medium enterprise ethernet switches
•Campus and small medium enterprise wireless access points (WAPs)
•Network appliances (firewalls, and load balancers)
•Workstations

Consumer	•Broadband gateways and routers •Gaming consoles •Home data storage •Home wireless access points (WAPs) •Personal Computers (PCs) •Printers •Set-top boxes
Automotive/industrial	•Advanced driver-assistance systems (ADAS) •Autonomous vehicles (AV) •In-vehicle networking •Industrial ethernet switches •United States military and government solutions •Video surveillance

Quarterly Revenue Trend (Unaudited) (Continued)

	Three Months Ended			% Change
Revenue by End Market (In millions)	April 30, 2022	January 29, 2022	May 1, 2021	YoY	QoQ
Data center	$640.5	$574.1	$277.1	131%	12%
Carrier infrastructure	252.0	241.0	167.6	50%	5%
Enterprise networking	286.6	263.0	174.8	64%	9%
Consumer	178.5	185.4	166.7	7%	(4)%
Automotive/industrial	89.3	79.5	46.1	94%	12%
Total Net Revenue	$1,446.9	$1,343.0	$832.3	74%	8%

	Three Months Ended
Revenue by End Market % of Total	April 30, 2022	January 29, 2022	May 1, 2021
Data center	44%	43%	33%
Carrier infrastructure	18%	18%	20%
Enterprise networking	20%	19%	21%
Consumer	12%	14%	20%
Automotive/industrial	6%	6%	6%
Total Net Revenue	100%	100%	100%

For further information, contact:
Ashish Saran
Senior Vice President, Investor Relations
408-222-0777
ir@marvell.com